Exhibit 10.1

Loan AGREEMENT

May 12, 2026

FOR VALUE RECEIVED, Liberty Broadband Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay, in accordance with the terms of this Loan Agreement (this “Agreement”), to Charter Communications, Inc., a Delaware corporation (“Charter” and, together with its successors and assigns permitted hereunder, the “Lender”) or its registered assigns, in lawful money of the United States of America, the outstanding principal amount of loans issued hereunder from time to time (collectively, the “Term Loans”), together with accrued and unpaid interest and any other amounts provided herein.

1.Principal.  The Lender may, at such time(s) and date(s) as are mutually agreed by the Lender and the Borrower, advance Term Loans pursuant to this Agreement from time to time (an “Advance”; and the date of each such Advance, an “Advance Date”, and the Term Loans advanced in any given Advance, a “Series”).  The Lender shall record each Advance on Schedule I attached hereto to reflect the date and amount of each Series of Term Loans made pursuant to this Agreement and the date and amount of any payment or prepayment of principal hereof; provided that the failure of the Lender to make any recordation (or any error in such recordation) of any making of any Term Loan or any payment or prepayment of principal hereof by the Borrower shall not affect the validity of any such making by the Lender or payment or prepayment by the Borrower.  Each such endorsement made on Schedule I attached hereto shall constitute prima facie evidence of the accuracy of the information endorsed.
2.Interest.  Interest on each Series of Term Loans shall accrue on the aggregate unpaid principal balance of such Term Loans from and including the Advance Date thereof at a per annum rate equal to the sum of (x) the Applicable Rate plus (y) 2.0%.  Interest on each Series of Term Loans shall be due and payable in cash in arrears on (A) the last day of each March, June, September and December (provided that if such day is not a Business Day, interest shall be payable in cash on the next Business Day), beginning on the first such date to occur after the applicable Advance Date (each such day, an “Interest Payment Date”) and (B) the Maturity Date or, if earlier, the date upon which the principal amounts hereunder are payable or due or are repaid.  Interest shall not accrue on any Series of Term Loans, or any portion thereof, for the day on which such Series of Term Loans or such portion is paid; provided that if any Series of Term Loans is repaid on the same day on which it is made, such Series of Term Loan shall accrue interest for one day.  Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day).

“Applicable Rate” means, as of any date, the Term SOFR applicable to Term A-7 Loans (as defined in the Existing Charter Credit Agreement) or any term loan A tranche under the Existing Credit Agreement provided by commercial banks that replaces the Term A-7 Loans (not including, for the avoidance of doubt, Term A-6 Loans (as defined in the Existing Charter Credit Agreement) or any other tranche of term loans provided in whole or in part by CoBank) having an interest period of three (3) months as determined in good faith by the Lender and Borrower in accordance with the Existing Charter Credit Agreement as of such date and re-determined in good faith by the Lender and the Borrower in accordance with the Existing Charter Credit Agreement as of each three-month anniversary thereof (as if each such date were the commencement of an Interest Period (as defined in the Existing Charter Credit Agreement)).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

“Existing Charter Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 18, 1999, by and among Charter Communications Operating LLC, as borrower, CCO Holdings LLC, as holdings, the lenders and issuing lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended through Amendment No. 7, dated as of May 6, 2026, and as further amended, restated, amended and restated, supplemented, modified, extended, refinanced or replaced from time to time.

“Term SOFR” has the meaning assigned to such term in the Existing Charter Credit Agreement, and for the avoidance of doubt shall include any successor or replacement rate determined in accordance with the terms thereof.

3.Maturity.  The unpaid principal amount of each Series of Term Loans, together with accrued and unpaid interest thereon and all other amounts outstanding hereunder, shall be due and payable in full in cash on the Maturity Date.

“Maturity Date” means the earlier of (x) the date that is six (6) months after the Drop Dead Date (as defined in, and as may be extended by, the Merger Agreement) and (y) the date that is six (6) months after the date on which the Merger Agreement is terminated.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter, Fusion Merger Sub 1, LLC, Fusion Merger Sub 2, Inc. and the Borrower, as may be amended, restated, amended and restated, supplemented or modified from time to time.

4.Prepayment.
(a)Voluntary.  At any time prior to the Maturity Date and upon three (3) Business Days’ (or such shorter time as may be agreed in writing by the Lender (email being sufficient)) prior written notice to the Lender, the Borrower may, without penalty or premium, repay the outstanding principal amount of Term Loans of any Series, in whole or in part, together with accrued and unpaid interest on the amount of principal prepaid; provided that, if the Merger Agreement has been terminated, any prepayment funded directly or indirectly with proceeds of Indebtedness shall be for the entire principal amount of all Term Loans then outstanding, plus any accrued and unpaid interest thereon and other amounts outstanding hereunder.  Any notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice (and any obligation by the Borrower to make any prepayment specified in such notice) may be revoked by the Borrower (by notice to the Lender on or prior to the specified prepayment date) if such condition is not satisfied.
(b)Mandatory.  The Term Loans shall not be subject to any mandatory prepayment.
(c)Manner of Application.  Voluntary prepayments of principal and interest shall be applied to one or more Series of Term Loans as designated by the Borrower in the applicable notice of prepayment.

“Indebtedness” has the meaning assigned to such term in the Existing Charter Credit Agreement.

5.Place of Payment.  Payments of Term Loans shall be made to the Lender in lawful money of the United States of America by wire transfer to such account or accounts of the Lender (or its designee) as the Lender may direct by written notice to the Borrower.
6.Representations and Warranties.
(a)On the date hereof and on each Advance Date, the Borrower and each Guarantor hereby represents and warrants to the Lender that:
(i)Such Loan Party is duly organized, incorporated or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation or formation, as applicable, except as could not (other than with respect to the Borrower), in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)The execution, delivery and performance of this Agreement and the borrowings hereunder, the Guarantee (as defined below) of the Guaranteed Obligations (as defined below) and the granting of liens pursuant to this Agreement (in each case, to the extent applicable to such Loan Party pursuant to the terms of this Agreement), have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equity holder actions by such Loan Party and (x) will not violate (i) any applicable provision of the certificate of incorporation, articles of organization, certificate of formation or equivalent or by-laws of such Loan Party, limited liability agreement, limited partnership agreement or equivalent, (ii) any applicable provision of law, statute, rule or regulation in any material respect, except for such violations that would not reasonably be expected to result in a Material Adverse Effect (as defined below) or (iii) any applicable order of any court or any rule, regulation or order of any governmental authority with proper jurisdiction, except for such violations that would not reasonably be expected to result in a Material Adverse Effect, (y) will not be in conflict with, result in a breach of or constitute a default under, or result in, or give rise to a right of, any cancellation or acceleration of any right or obligation, or to a loss of a benefit, under any Contract (as defined in the Merger Agreement) to which such Loan Party is party or by which it or its property is or may be bound, except for such conflict, breach, default or cancellation that would not reasonably be expected to result in a Material Adverse Effect and (z) will not result in the creation or imposition of any lien or other security interest upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the liens created or contemplated hereby.
(iii)This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar laws affecting creditors’ rights generally and by general principles of equity and the implied covenants of good faith and fair dealing.
(iv)No action, consent or approval of or registration or filing with or any other action by any governmental authority with proper jurisdiction is or will be required in connection with the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby, the perfection or maintenance of the liens created hereby or the exercise by the Lender of its rights hereunder or the remedies in respect of the Collateral (as defined below) except for (x) the filing of Uniform Commercial Code financing statements and (y) such actions, consents, approvals, registrations or filings as have been made or obtained as of the date hereof or are made or obtained after the date hereof as contemplated by the terms of this Agreement.
(b)To the fullest extent permitted by applicable law, each Loan Party hereby waives diligence, presentment for payment, demand, notice of dishonor, or protest.  No delay or failure by the Lender to exercise any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof.

“Initial Guarantor” means each of Communication Capital, LLC, LMC Cheetah 1, LLC, LMC Cheetah 4, LLC, LBC Cheetah 1, LLC, LBC Cheetah 5, LLC, LBC Jayhawk Investor, LLC, LV Bridge, LLC, Grizzly Merger Sub 1, LLC, Ventures Holdco II, LLC.

“Guarantor” means each Initial Guarantor and each subsidiary of the Borrower that executes a Joinder to this Agreement (collectively, the “Guarantors”).

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Loan Parties, taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or the rights or remedies of the Lender under this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other entity.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which ownership interests representing more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held by the parent or one or more subsidiaries of the parent.

7.Covenants.
(a)Intercompany Dispositions.  No Loan Party shall sell, pledge, dispose, transfer, lease, license, exercise, convert or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, exercise, conversion or encumbrance of, any Equity Interests in Charter or other material assets of such Loan Party to any subsidiary of the Borrower other than to or in favor of (as the case may be) (x) a Loan Party or (y) a Person whose Equity Interests (A) constitute Collateral or (B) are wholly owned, directly or indirectly, by a Person all of whose Equity Interests constitute Collateral; provided that this Section 7(a) shall not restrict any actions expressly permitted under Section 5.1(d)(ii) of the Merger Agreement.
(b)Segregated Funds; Use of Proceeds.  The Borrower shall comply in all respects with Section 9 of the Stockholders and Letter Agreement Amendment (as defined in the Merger Agreement), as may be amended, restated or modified from time to time.
(c)Further Assurances.  The Borrower and each Guarantor shall execute and deliver and file, if applicable, any and all further documents, financing statements, agreements and instruments, and take all further action that may be reasonably required under applicable law, or that the Lender may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and liens created or intended to be created by this Agreement on the Collateral.
(d)Guarantors.  The Borrower shall cause each of its existing and future direct and indirect subsidiaries that is incorporated in the United States of America, any state thereof or the District of Columbia (other than any Excluded Subsidiary), in each case, to, on or before that date that is thirty (30) days (or such later date as may be agreed by the Lender) (x) after the formation or acquisition of such subsidiary or (y) after such subsidiary no longer constitutes an Excluded Subsidiary, execute and deliver to the Lender (a) an executed counterpart to this Agreement on the date hereof or a joinder to this Agreement in customary form reasonably acceptable to the Borrower and Lender (a “Joinder”), as applicable, pursuant to which such subsidiary shall guarantee all of the Guaranteed Obligations and (b) such documentation as shall be reasonably necessary or requested by the Lender to provide for valid and perfected liens on such subsidiary’s assets constituting Collateral to secure such Guarantee pursuant to the terms hereof.   Notwithstanding anything in this Agreement or any related loan or security document (including any other instrument or agreement executed in connection herewith) to the contrary, promptly following receipt of written notice by the Borrower to the Lender, the Lender agrees to release any Guarantor from its Guarantee if such Guarantor becomes an Excluded Subsidiary.

“Excluded Subsidiary” means:

(a)while any commitments under the Margin Loan Agreement or any Permitted Margin Loan Refinancings (as defined in the Merger Agreement) are outstanding and such Person is a borrower thereunder, LBC Cheetah 6, LLC;
(b)while any commitments under the Margin Loan Agreement or any Permitted Margin Loan Refinancings are outstanding, any subsidiary of the Borrower (other than an Initial Guarantor) that, as of the date of this Agreement, directly owns any Parent Common Stock (as defined in the Merger Agreement); provided that any such subsidiary that ceases to directly own any Parent Common Stock after the date of this Agreement shall cease to constitute an Excluded Subsidiary pursuant to this clause (b);
(c)any subsidiary of the Borrower that is prohibited from guaranteeing the Guaranteed Obligations under this Agreement (x) by any applicable law, rule or regulation (not including, for the avoidance of doubt, any contractual obligation), other than to the extent that such subsidiary, on or after the date of this Agreement, takes any action to become subject to any such law, rule or regulation in contemplation of becoming an Excluded Subsidiary hereunder or (y) to the extent formed or acquired after the date of this Agreement, by any contractual obligation existing on the date that such Person becomes a subsidiary, to the extent that such prohibition or restriction is not entered into in contemplation of such Person becoming a subsidiary of the Borrower;
(d)any subsidiary of the Borrower formed or acquired after the date of this Agreement that is prohibited from guaranteeing the Guaranteed Obligations under this Agreement without the consent or approval of any governmental (including regulatory) authority having proper jurisdiction, unless such consent or approval has been received or obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or any of its subsidiaries to obtain any such consent or approval); or
(e)any subsidiary of the Borrower with respect to which the Lender and the Borrower reasonably agree that the cost or other consequences (including tax consequences) of providing a guarantee to secure the Guaranteed Obligations under this Agreement are likely to be excessive in relation to the value to be afforded thereby.

As of the date of this Agreement, there are no Excluded Subsidiaries other than LBC Cheetah 6, LLC.

“Margin Loan Agreement” means certain margin loan agreement, dated as of August 31, 2017, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, by and among LBC Cheetah 6, LLC, a Delaware limited liability company, BNP Paribas, New York Branch, as administrative agent, and the lenders and other parties thereto from time to time, as modified from time to time in compliance with the Merger Agreement as in effect as of the date hereof (regardless of whether the Merger Agreement is then in effect).

(e)Interim Operating Covenants.  The Borrower and its subsidiaries shall comply in all respects with Section 5.1 of the Merger Agreement (which is incorporated herein mutatis mutandis), regardless of whether the Merger Agreement is in effect; provided that, notwithstanding anything in

Section 5.1 of the Merger Agreement to the contrary, this clause (e) shall not prohibit the incurrence of Indebtedness (and the liens securing such Indebtedness) the proceeds of which are applied substantially concurrently to prepay in full all Term Loans hereunder.
(f)Post-Closing.  The Borrower shall deliver to the Lender all certificates representing the Pledged Stock (as defined below), if any, together with executed stock or similar powers in respect of such certificated Pledged Stock in form and substance reasonably satisfactory to the Lender, in each case within five (5) Business Days (or such longer period as may be agreed by the Lender) of the date hereof.
(g)Information and Access.  The Borrower and its subsidiaries shall comply in all respects with Section 5.8 of the Merger Agreement (which is incorporated herein mutatis mutandis), regardless of whether the Merger Agreement is in effect.
8.Events of Default.  If any event described in any of the clauses (a) through (h) below (an “Event of Default”) occurs and is continuing, the Lender may, by written notice to the Borrower, declare all of the principal of and accrued but unpaid interest on the Term Loans and all other amounts hereunder to be due and payable, and upon such declaration, such principal, interest and other amounts shall be due and payable immediately.
(a)The Borrower shall fail to pay when due any amount payable hereunder (and, in the case of any payment of interest or other non-principal amounts, such failure continues for five (5) Business Days);
(b)(i) the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower commences a voluntary case under any bankruptcy, insolvency or similar law now or hereafter in effect in the United States, (ii) an involuntary case under any bankruptcy, insolvency or similar law now or hereafter in effect in the United States or elsewhere is commenced against the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower and such case is not dismissed or stayed within sixty (60) days of the commencement thereof or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction, (iii) any receiver or custodian is appointed for the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower or substantially all of its assets and such appointment continues undischarged or unstayed for sixty (60) days, or (iv) the Borrower or any Loan Party makes a voluntary general assignment for the benefit of its creditors;
(c)any covenant set forth in clause (a), (b) or (f) of Section 7 or (solely with respect to Sections 5.1(b), 5.1(d), 5.1(f) or 5.1(g) of the Merger Agreement) clause (e) of Section 7 is not complied with;
(d)any Loan Party fails to comply with any other term hereof (other than those referred to in clause (c) above) and such non-compliance, if capable of being cured, is not cured within thirty (30) days after the earlier of (x) written notice from the Lender to the Borrower and (y) the first date of the actual knowledge, after due inquiry, of any of the individuals set forth on Section 1.1(b) of the Company Disclosure Letter (as defined in the Merger Agreement);
(e)any representation or warranty hereunder of any Loan Party is inaccurate in any material respect (without giving effect to any “materiality” qualifier contained therein) at the time when made and, to the extent capable of being cured if such representation and warranty was instead made on any date after receipt of written notice from the Lender to the Borrower of such inaccuracy, such incorrect representation or warranty shall remain incorrect in any material respect for a period of thirty (30) days after written notice thereof from the Lender to the Borrower;
(f)(i) this Agreement or any related loan or security document or other instrument or agreement executed in connection herewith shall for any reason be or be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) the Guarantee  provided by any Loan Party, or any material provision thereof, shall cease to be in full force or effect or any Loan Party shall deny or disaffirm in writing any such Guarantor’s obligations under its Guarantee other than, in each case, as permitted by the terms of this Agreement, or (iii) any security interest with respect to a material portion of the Collateral purported to be created hereby or thereby shall cease to be, or shall be asserted in writing by any Loan Party to cease to be, a valid and perfected security interest in the assets covered thereby, except (a) as permitted by the terms of this Agreement, (b) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under this Agreement, (c) as a result of the Lender’s failure to maintain possession of any stock certificates or other instruments delivered to it or failure to file a Uniform Commercial Code filing (including any continuation statement) or (d) in connection with a transfer of such security interest to a Permitted Assignee as contemplated by Section 20(b);
(g)(i) the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness having a principal amount in excess of $100,000,000 when and as the same shall become due and payable (after the expiration of any grace or cure period applicable thereto) or (ii) any default occurs that results in any Indebtedness of the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower having a principal or committed amount in excess of $100,000,000 becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to the scheduled maturity thereof (or to require an offer to purchase or redeem or prepay to be made to holders of such Indebtedness or a payment to be made in respect of any Indebtedness constituting a guarantee of Indebtedness in excess of $100,000,000); provided that, for the avoidance of doubt, the exercise of exchange, put or redemption rights by the Borrower or the respective holders of the 2053 Exchangeable Debentures (as defined in the Merger Agreement) pursuant to the

2053 Exchangeable Debentures Indenture (as defined in the Merger Agreement) shall not constitute a violation of this clause (g)(ii)); or
(h)there is entered against the Borrower or any Loan Party that is a Significant Subsidiary of the Borrower a judgment, decree or order by a governmental authority with proper jurisdiction for the payment of money that, individually or taken together with any other such outstanding judgments, decrees and/or other orders, exceeds $100,000,000 and such judgment, order or decree shall not have been vacated, discharged, stayed, paid or bonded within sixty (60) days from entry.

Notwithstanding the foregoing, if an Event of Default specified in clause (b) of this Section 8 occurs and is continuing, the principal of and interest on the Term Loans and any other obligations of the Loan Parties hereunder shall automatically become and be immediately due and payable without any declaration or other act on the part of the Lender.  For the avoidance of doubt, with respect to any Event of Default specified in clause (a) or clauses (c) through (h) of this Section 8, the principal of and interest on the Term Loans and such other obligations shall only become due and payable upon the written declaration and acceleration of such obligations by the Lender in accordance with the first paragraph of this Section 8.

Upon the occurrence and during the continuation of an Event of Default under Section 8(a) or Section 8(b), the outstanding principal balance of the Term Loans and any accrued and unpaid interest thereon shall bear interest at a rate that is 2.0% per annum in excess of the interest rate otherwise in effect at such time (“Default Interest”) and all amounts owing hereunder shall be payable in cash on demand.

“Significant Subsidiary” has the meaning assigned to such term in Rule 1-02(w) of Regulation S-X of under the Securities Act of 1933; provided that each of LMC Cheetah 1, LLC and LBC Cheetah 6, LLC shall be deemed to be a Significant Subsidiary for all purposes under this Agreement.

9.Future Advances.  On each Advance Date occurring after the date hereof, if any, the Loan Parties shall be deemed to have represented and warranted to the Lender on such date as a condition to the making of the applicable Advance that (i) the representations and warranties set forth in Section 6 are true and correct in all material respects (or in all respects if qualified by materiality) as of such date, (ii) no Event of Default has occurred and is continuing or would result from the Advance of Term Loans on such date and (iii) no default or event of default has occurred and is continuing or would result from the Advance of Term Loans on such date under any definitive agreement governing any Indebtedness of the Borrower or any of its subsidiaries having an outstanding aggregate principal or committed amount in excess of $100,000,000.
10.Expenses; Indemnification; Taxes.
(a)The Borrower shall promptly (and in any event within 10 Business Days (or such later date as may be agreed by the Lender)) reimburse the Lender for the reasonable and documented costs and expenses (including without limitation reasonable and documented out-of-pocket legal fees and expenses) incurred by the Lender in connection with enforcing its rights hereunder.
(b)The Loan Parties agree to indemnify and hold harmless Lender and its affiliates, partners, directors, officers, employees, agents, trustees, attorneys and advisors (each such person being called an “Indemnified Party”) from and against any and all claims, damages, losses, penalties, liabilities and expenses (“Losses”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by a Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other person or whether any Indemnified Party is otherwise a party hereto or thereto and whether or not the transactions contemplated hereby are consummated, except to the extent Losses (a) are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or to have resulted from a material breach by such Indemnified Party of its obligations under this Agreement and any related documents, (b) result from any dispute between an Indemnified Party and one or more other Indemnified Parties, in either case, not attributable to any actions of any Loan Party or their subsidiaries or (c) to the extent already indemnified by the Borrower pursuant to the Merger Agreement, such Losses arise primarily out of the transactions contemplated by the Merger Agreement. This Section 10(b) shall not apply with respect to any Taxes (as defined in the Merger Agreement), other than Taxes that represent Losses arising from any non-Tax claim.
(c)If the Lender (including, without limitation, any Permitted Assignee) is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  Without limiting the generality of the foregoing, the Lender (including, without limitation, any Permitted Assignee) shall deliver to the Borrower, on or prior to the date hereof or the date of assignment, as applicable, and from time to time promptly upon the reasonable request of the Borrower, an executed Internal Revenue Service Form W-9 (or an applicable successor form) or appropriate Internal Revenue Service Form W-8 (or an applicable successor form) in each case reasonably satisfactory to the Borrower and establishing that payments to such Lender are not subject to U.S. federal withholding or backup withholding tax.  If any such form previously delivered by the Lender expires or becomes obsolete or inaccurate in any material respect, the Lender will promptly update such form.  If the Lender fails to fully comply with the preceding three sentences, the applicable Loan Party shall be entitled to withhold U.S. federal withholding or backup withholding taxes (without any obligation to gross up or indemnify for such taxes) from any payments under this Agreement to the extent required by applicable law (as determined in the good faith discretion of the applicable Loan Party) and shall timely pay the full amount so withheld from such payments to the relevant taxing authority in accordance with applicable law.
11.Binding Effect.  The promises, terms and conditions contained in this Agreement shall be binding upon each of the Loan Parties and each Loan Party’s successors and assigns.
12.Usury Savings.  Notwithstanding anything to the contrary contained herein, the Lender shall never be entitled to receive as interest on any obligation evidenced hereby in any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event that the Lender ever receives any such excess, such amount, which would be excessive interest, shall be applied to the reduction of the principal sum of the Term Loans outstanding, and if the aggregate principal amount of the Term Loans is paid in full, any remaining excess shall forthwith be paid to the Borrower.
13.Guarantee.
(a)Each Guarantor, by executing and delivering this Agreement or a Joinder, hereby jointly and severally guarantees, as a primary obligor and not merely as a surety, to the Lender and its successors and permitted assigns, the performance and punctual payment when due, whether at the Maturity Date, by acceleration or otherwise, of all obligations of the Loan Parties hereunder, whether for payment of principal of or interest on all Term Loans, expenses, indemnification or otherwise (all the foregoing obligations being hereinafter collectively called the “Guaranteed Obligations” and the guarantee thereof by each Guarantor, the “Guarantee”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Section 13 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.    The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under this Agreement, the Term Loans or any other agreement or otherwise; (ii) any extension or renewal of this Agreement, the Term Loans or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Term Loans or any other agreement; (iv) the release of any security held by the Lender for the Guaranteed Obligations; (v) the failure of the Lender to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of any Guarantor.  Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.
(c)Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower’s unsatisfied obligations under this Agreement and the Term Loans prior to any amounts being claimed from or paid by such

Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.
(d)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations.
(e)Except as expressly set forth herein and except with respect to any Guaranteed Obligations that have been paid in full in cash, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Term Loans or any other agreement, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(f)Subject to Section 15, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full in cash of all the Guaranteed Obligations of such Guarantor (other than any surviving contingent obligations not then due).  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of the Borrower or otherwise.
(g)In furtherance of the foregoing and not in limitation of any other right which the Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Lender, forthwith pay, or cause to be paid, in cash, to the Lender an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Borrower to the Lender.
(h)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Lender in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations (other than any surviving contingent obligations not then due).  Each

Guarantor further agrees that, as between it, on the one hand, and the Lender, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 8 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 8, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 13.
(i)[Reserved].
(j)Upon the reasonable request of the Lender, each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Agreement.
(k)Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.
(l)This Section 13 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the Lender and, in the event of any permitted transfer or assignment of rights by the Lender, the rights and privileges conferred upon that party in this Agreement shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.
(m)Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Section 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Section 13 at law, in equity, by statute or otherwise.
14.Security.
(a)Grant of Security.  As security for the prompt and complete payment or performance, as the case may be, in full of its obligations hereunder (including, for the avoidance of doubt, its obligations pursuant to Section 10), each Loan Party hereby assigns and pledges to the Lender, its successors and permitted assigns, and hereby grants to the Lender, its successors and permitted assigns, a security interest in all of such Loan Party’s right, title and interest in, to and under (all of the following, the “Collateral”):
(i)all Equity Interests (as defined below) in any Guarantor from time to time acquired, owned or held directly by such Loan Party in any manner (the “Pledged Stock”) and the certificates (if any) representing all such Pledged Stock and all Proceeds (as defined in the Uniform Commercial Code as from time to time in effect in the State of New York (the “NY UCC”)) received in respect of such Pledged Stock (collectively with the Pledged Stock, the “Pledged Shares”);
(ii)all books and records pertaining to the Pledged Shares;
(iii)all rights and privileges of such Loan Party with respect to the securities and other property referred to in the foregoing clauses; and
(iv)to the extent not otherwise included, all Proceeds (as defined in the NY UCC) of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

Notwithstanding anything in this Agreement or any related loan or security document (including any other instrument or agreement executed in connection herewith) to the contrary, (x) the Collateral shall not include any Excluded Securities and (y) any Collateral that becomes Excluded Securities shall be (upon written notice by the Borrower to the Lender) released from the collateral assignment and pledge and security interest granted on such Collateral pursuant to this Section 14 (and, to the extent applicable, be returned to the Loan Parties); provided that any Equity Interests constituting Excluded Securities shall, upon ceasing to constitute Excluded Securities, automatically be deemed to be Collateral hereunder, and the applicable Loan Party will promptly, upon such Equity Interests ceasing to constitute Excluded Securities, take all actions required hereunder with respect to the pledge, perfection, filings and deliveries relating to such Collateral (including pursuant to clauses (b) and (c) of this Section 14).

“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security or instrument that is convertible into, or exchangeable for, Capital Stock.

“Excluded Securities” means:

(i)any Equity Interest to the extent the pledging or assigning or granting of a security interest therein would be prohibited by any applicable law;
(ii)while any commitments under the Margin Loan Agreement and any Permitted Margin Loan Refinancings are outstanding, any (x) Parent Common Stock or (y) Equity Interests of LBC Cheetah 6, LLC;
(iii)any Equity Interests of any person that is not a wholly-owned subsidiary of the Borrower (solely to the extent that such person constitutes a bona fide joint venture of the Borrower with a non-affiliate and did not become non-wholly-owned by the Borrower in contemplation of this Agreement or any other agreement governing secured Indebtedness of the Borrower or its affiliates) to the extent that a pledge thereof is prohibited by (a) any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or (b) any other contractual obligation with an unaffiliated third party that was existing on the date hereof or at the time of the acquisition of such subsidiary and, in each case of the foregoing clauses (a) and (b), such prohibition was not created in contemplation of such acquisition, this Agreement or any other agreement governing secured Indebtedness of the Borrower or its subsidiaries, as the case may be;
(iv)any Equity Interest to the extent a pledge thereof would give any other party (other than a Loan Party) to any organizational documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests that was existing on the date hereof or at the time of the acquisition of the subsidiary holding such Equity Interests the right to terminate its obligations thereunder, and such right was not created in contemplation of such acquisition, this Agreement or any other agreement governing secured Indebtedness of the Borrower or its subsidiaries, as the case may be; and
(v)any Equity Interest with respect to which the Lender and the Borrower reasonably agree that the cost or other consequences (including tax consequences) of pledging or assigning or granting of a security interest are likely to be excessive in relation to the value to be afforded thereby.
(b)Filings and Deliveries.
(i)Each Loan Party hereby irrevocably authorizes the Lender at any time and from time to time prior to the termination of this Agreement to file in any relevant jurisdiction any financing statements, continuation statements and amendments thereto with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) the name of such Loan Party, (B) the type of organization and any organizational identification number issued to such Loan Party and (C) a description of such Collateral that describes such property and/or assets in any other manner as the Lender may reasonably determine is necessary or advisable to ensure the perfection of the security interest in such Collateral granted under this Agreement, including describing such property and/or without reference to the number of Pledged Shares owned by such Loan Party and instead referring to all Pledged Shares owned by such Loan Party (it being understood that promptly following its receipt of any certificates representing the Pledged Stock, the Lender shall (if it has already filed an applicable financing statement with a collateral description of the type referred to above) amend such collateral description (and is hereby authorized by each Loan Party to do so) to refer to the specific Pledged Shares by the certificate number that evidences them).  Each Loan Party agrees to provide such information to the Lender promptly upon reasonable request and agrees to provide the Lender prior written notice of any changes to any such information, including any changes to such Loan Party’s name or type of organization.
(ii)Each Loan Party hereby represents as of the date hereof (A) that its name, type of organization and jurisdiction of organization is as set forth in Schedule II hereto and (B) that Schedule III hereto contains a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other Equity Interests of such Loan Party (other than the Borrower), the record owners of such Equity Interests, the percentage of such Equity Interests pledged hereunder, or, if applicable, the relevant clause pursuant to which such Equity Interests constitute “Excluded Securities”.
(iii)If any Loan Party shall at any time hold or acquire any Certificated Security (as defined in the NY UCC) included in the Collateral, such Loan Party shall forthwith, and in any event within ten (10) Business Days (or such longer period as may be agreed by the Lender) of the formation or acquisition thereof, endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may reasonably specify.  If any security of an issuer now owned or hereafter acquired by any Loan Party and that constitutes Collateral is uncertificated and is issued to such Loan Party or its nominee directly by the issuer thereof, such Loan Party shall promptly notify the Lender of such uncertificated securities and (x) upon the Lender’s request or (y) upon the occurrence and during the continuance of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Lender, cause the issuer to agree to comply with instructions from the Lender as to such security, without further consent of such Loan Party or such nominee.  If any security or other Investment Property (as defined in the NY UCC), whether certificated or uncertificated, representing an Equity Interest now owned or hereafter acquired by any Loan Party and constituting Collateral is held by such Loan Party or its nominee through a securities intermediary or commodity intermediary, such Loan Party shall promptly notify the Lender thereof.  None of the Loan Parties shall permit any other person or entity (other than the Lender) to “control” (for purposes of Section 8-106 of the NY UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any securities or other assets that constitute

Collateral and each Loan Party agrees to indemnify and hold harmless the Lender from and against any and all liability for such performance.
(c)Further Assurances.  Each Loan Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, agreements and documents and take all such actions as the Lender may from time to time reasonably request to better assure, preserve, protect and perfect the security and the rights and remedies created hereby and the security interest created hereby, including, without limitation, the payment of any fees and stamp, court or documentary, intangible, recording, filing or similar taxes in any case required in connection with the execution and delivery of this Agreement and the granting of the security interest described herein and the filing of any financing statements and filing and entry into other documents and agreements in connection herewith or therewith.
(d)Defense of Title.  The Loan Parties shall, at their own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any other lien on such Collateral.  Each Loan Party (rather than the Lender) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument it is party to that relates to the Collateral.
(e)Pledged Shares.  The Lender shall have the right (in its sole and absolute discretion) to hold the Pledged Shares in the name of the applicable Loan Party, endorsed or assigned in blank in favor of the Lender or, if an Event of Default shall have occurred and be continuing and the Guaranteed Obligations have been accelerated by the Lender pursuant to Section 8, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Loan Party shall promptly give to the Lender copies of any notices or other communications received by it with respect to Pledged Shares registered in the name of such Loan Party.  If an Event of Default shall have occurred and be continuing, the Lender shall have the right to exchange the certificates representing Pledged Shares for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
(f)Voting Rights; Dividends and Interest, etc.
(i)Unless and until an Event of Default shall have occurred and be continuing and the Lender shall have notified the Borrower that the rights of the Loan Parties under this clause (f) are being suspended:
(A)Each Loan Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to it as an owner of Collateral or any part thereof for any purpose not in violation of the terms of this Agreement.
(B)The Lender shall execute and deliver to the applicable Loan Party, or cause to be executed and delivered to the applicable Loan Party, all such proxies, powers of attorney and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (i)(A) above.
(C)Each Loan Party shall be entitled to receive, retain and use any and all dividends and other distributions paid on or distributed in respect of the Collateral owned by such Loan Party for any purpose not in violation of the terms of this Agreement; provided that any dividends or other distributions that would constitute Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Collateral or received in exchange for Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Loan Party, shall not be commingled by any Loan Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender and shall be forthwith delivered to the Lender in the form in which received (with any necessary endorsement).
(ii)Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified the Borrower of the suspension of the rights of the Loan Parties under the foregoing clause (i)(C), all rights of the Loan Parties to dividends or other distributions that such Loan Parties are authorized to receive and use pursuant to such clause (i)(C) shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions.  All dividends or other distributions received by any Loan Party contrary to the provisions of this clause (f) shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of the Loan Parties (other than property or funds constituting Collateral) and shall be forthwith delivered to the Lender upon demand in the form in which received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this paragraph (ii) shall be retained by the Lender in an account to be established by the Lender upon receipt of such money or other property and shall be applied in accordance with the provisions of this Section 14. After all Events of Defaults have been cured or waived, each Loan Party shall have the right to receive and use dividends and other distributions that it would otherwise be entitled to pursuant to the terms of paragraph (i)(C) above.
(iii)Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified the Borrower of the suspension of the rights of the Loan Parties under paragraph (i) above, all rights of the Loan Parties to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to such paragraph (i)(A), and the obligations of the Lender under paragraph (i)(B) above, shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Lender shall have the right from time to time following and during the continuance of an Event of Default to permit the Loan Parties to exercise such rights.  After all Events of Defaults have been cured or waived, each Loan Party shall have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (i)(A) above and the Lender shall be subject to the obligations under paragraph (i)(B) above.
(iv)Any notice given by the Lender to the Borrower suspending the rights of the Loan Parties under clause (i) of this Section 14(f) (A) may be given by telephone if promptly confirmed in writing and (B) may suspend the rights of the Loan Parties under clause (i)(A) or (i)(C) of this Section 14(f) in part without suspending all such rights (as specified by the Lender in its sole and absolute discretion) and without waiving or otherwise affecting the Lender’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
(g)Powers of Lender; Limitation of Liability.  The powers conferred on the Lender under this Section 14 are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property.  The Lender shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or otherwise.
(h)Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Loan Parties agree to immediately deliver each item of Collateral to the Lender, and it is agreed that the Lender shall have the right, with or without legal process and with or without prior notice or demand for performance, to take any or all of the following actions at the same or different times:  (i) to take possession of the Collateral, (ii) without liability for trespass to any Loan Party, to enter any premises where any Collateral may be located for the purpose of taking possession of or removing such Collateral and (iii) generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Loan Party agrees that the Lender shall have the right upon the occurrence and during the continuance of any Event of Default, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral (whether upon receipt thereof upon the circumstances described in the foregoing provisions of this Section 14(h) or otherwise) at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate.  The Lender shall be authorized in connection with any sale of a security (if it deems it advisable to do so and solely upon the occurrence and during the continuance of any Event of Default) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 14, the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale pursuant to this Section 14 shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(i)Sale Process.  If any notice of a proposed sale of Collateral shall be required by law or if any notice of any other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition (which each Loan Party agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions).  Any such public sale permitted by this Section 14 shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine.  The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with the provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 14, the Lender may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Loan Parties (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and the Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Loan Parties therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale pursuant to such agreement and the Loan Parties shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement, all Events of Defaults shall have been remedied and all obligations hereunder paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose the Term Loans and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 14 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.  For the avoidance of doubt, any sale by the Lender pursuant to Section 14 (including this clause (i)) is only permitted by Lender upon the occurrence and during the continuance of any Event of Default.
(j)Securities Act, etc.  In view of the position of the Loan Parties in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (together with any such similar statute as from time to time in effect, the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder.  The Loan Parties understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Pledged Shares, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  The Loan Parties recognize that in light of such restrictions and limitations the Lender may, with respect to any sale of the Collateral permitted under this Section 14, limit the purchasers to those who, among other things, agree to acquire such Collateral for its own account, for investment, and not with a view to the distribution or resale thereof.  The Loan Parties acknowledge and agree that in light of such restrictions and limitations, the Lender in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  The Loan Parties acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Lender shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Lender, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if such sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this clause (j) shall apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Lender sells.
(k)Application of Proceeds.  Any proceeds collected by the Lender upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Lender hereunder, shall be applied as follows:
(i)FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Lender in connection with such collection or sale, disposition or realization, all court costs and the reasonable and documented fees and expenses of the Lender and its legal counsel in connection therewith, the repayment of all Advances made by the Lender on behalf of any Loan Party, together with all accrued and unpaid interest (including any Default Interest) thereon, and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;
(ii)SECOND, to the payment in full of all obligations (other than those described in the foregoing clause (i)) hereunder of each Loan Party (including, without limitation, the Guaranteed Obligations); and
(iii)THIRD, to the Loan Parties, their successors and assigns, or as a court of competent jurisdiction may otherwise direct.

The Borrower shall remain liable to the extent of any deficiency between the amount of all proceeds realized upon sale, other disposition or collection of the Collateral and the aggregate amount of obligations hereunder.  Upon any sale of any Collateral permitted hereunder by the Lender (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by the Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

(l)Dispositions of Collateral.  Except as permitted under this Agreement and the Merger Agreement, no Loan Party may sell, transfer, pledge, loan or otherwise dispose of any of the Collateral without the written consent of the Lender (acting in its sole discretion).
(m)Security Interest Absolute.  All rights of the Lender hereunder, the security interest, the grant of a security interest in the Collateral and all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of this Agreement, any agreement with respect to any of the obligations hereunder or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations hereunder, or any other amendment or waiver of or any consent to any departure from this Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any lien on collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the obligations hereunder or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Loan Parties in respect of the obligations hereunder or this Agreement other than, in each case, (a) in connection with the payment in full in cash of all obligations under this Agreement (other than any surviving contingent obligations not then due) or (b) any release of any security interest in the Collateral permitted by the terms of this Agreement.
(n)With respect to any interest in any limited liability company or limited  partnership constituting Pledged Shares in which any Loan Party has any right, title or interest on the date hereof or in the future, and that constitutes a “security” within the meaning of Article 8 of the NY UCC and is governed by Article 8 of the NY UCC, such Loan Party agrees that (i) such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. With respect to any interest in any limited liability company or limited partnership constituting Pledged Shares in which any Loan Party has any right, title or interest on the date hereof or in the future, and that does not constitute a “security” within the meaning of Article 8 of the UCC, such Loan Party shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Loan Party provides written notification to the Lender of such election and such interest is thereafter represented by a certificate that is delivered promptly, and in any event within ten (10) Business Days (or such later date as may be agreed by the Lender) of the creation thereof, to the Lender together with a corresponding stock or similar power.
15.Termination.  This Agreement, the obligations of the Loan Parties hereunder, and the liens on the Collateral securing such obligations shall be released automatically, and be of no further force or effect, upon the later of (x) payment in full in cash of all Term Loans, all accrued and unpaid interest thereon and all other obligations hereunder (other than any surviving contingent obligations not then due) and (y) the date on which the Merger Agreement is terminated (such date, the “Termination Date”); provided that the indemnification and reimbursement obligations of the Borrower contained herein shall survive the Termination Date.
16.Senior Obligations.  The obligations hereunder of each Loan Party (including, without limitation, the Guaranteed Obligations) shall rank senior in right of payment to all existing and future Indebtedness (including guarantees) of such Loan Party that is by its terms subordinated in right of payment to any senior Indebtedness (including guarantees) of such Loan Party.
17.Communications.  For purposes of this Agreement, communications among the parties shall be in writing and delivered by electronic mail as indicated below or to such other address as the party shall designate by written notice to the other party:

To the Loan Parties:	To the Lender:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112	Charter Communications, Inc. 400 Washington Boulevard Stamford, CT 06902
Attention: Chief Legal Officer	Attention: Jamal Haughton
Email: [Separately provided]	Email: [Separately provided]

With a copy to (which shall not constitute notice): O’Melveny & Myers LLP 1301 Avenue of the Americas, Suite 1700 New York, NY 10019 Attention: Robert Wann Email: [Separately provided]

18.Power of Attorney.  After the occurrence and during the continuation of an Event of Default, each Loan Party hereby irrevocably constitutes and appoints the Lender as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, from time to time for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement
19.Amendments; Waivers.  No amendment, supplement, modification or waiver of any provision of this Agreement shall be effective without the written consent of the Lender and the Borrower.
20.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Loan Party may sell, convey, transfer, assign or otherwise dispose of its respective rights, duties or obligations under this Agreement or in respect of the Term Loans without the prior written consent of the Lender.
(b)The Term Loans and the Lender’s rights, duties and obligations under this Agreement may be transferred in whole (but, subject to the last sentence of this Section 20(c), not in part) to any of the Lender’s domestic subsidiaries (a “Permitted Assignee”) in accordance with this clause (b); provided, that, prior to the Closing (as defined in the Merger Agreement) a domestic subsidiary of Lender shall only be a Permitted Assignee if such domestic subsidiary is an entity disregarded as separate from Lender for U.S. federal income tax purposes.  From and after the effective date specified in any assignment and acceptance agreement (an “Assignment and Acceptance”) entered into between the person that is the Lender prior to the effectiveness of such assignment (the “Assignor”) and the Permitted Assignee, and solely to the extent all Collateral has been, or will substantially concurrently be, transferred to the Permitted Assignee (other than any physical Collateral, which shall be transferred to the Permitted Assignee reasonably promptly following such effective date; provided that, for the avoidance of doubt, it is understood and agreed that the transfer of any physical Collateral to the Permitted Assignees reasonably promptly following such effective date shall not be deemed a violation by the Loan Parties of any obligations under this Agreement) and all filings required to perfect the Permitted Assignee’s interest in such Collateral (other than any physical Collateral) have been filed, subject to recordation thereof in the Register pursuant to Section 20(c), the Permitted Assignee shall automatically become a party hereto and have the rights, duties and obligations of the Lender under this Agreement, and the Assignor shall automatically be released from its duties and obligations under this Agreement and cease to be a party hereto; provided that the Assignor shall continue to be entitled to the benefits of Sections 10, 21, 22, 23 and 24 of this Agreement.  The Assignor or the Permitted Assignee shall deliver to the Borrower a copy of the Assignment and Acceptance on or promptly following the effective date of any such assignment along with reasonable proof that all Collateral has been, or will substantially concurrently be, transferred to the Permitted Assignee (other than any physical Collateral, which shall be transferred to the Permitted Assignee reasonably promptly following such effective date) and all filings required to perfect the Permitted Assignee’s interest in such the Collateral (other than any physical Collateral) have been made, and the Borrower shall promptly record such assignment in the Register upon receipt; provided that failure to provide such Assignment and Acceptance to the Borrower shall not result in the assignment contemplated thereby ceasing to be effective; provided, further, that no assignment shall be effective unless and until recorded in the Register.  Notwithstanding anything herein to the contrary, upon the reasonable request of the Lender, the parties hereto shall work together in good faith to effect any partial assignment of the Lender’s rights, duties and obligations under this Agreement to one or more of the Lender’s subsidiaries (including any administrative or technical amendments to this Agreement reasonably required in connection therewith).  The Loan Parties shall use reasonable best efforts to cooperate with the Lender and any applicable assignee or assignees contemplated by this Section 20(b) to effect the transfers of Collateral contemplated by this Section 20(b) to such assignee or assignees.
(c)The Borrower shall maintain at one of its offices a register (the “Register”) for the recordation of the name and address of the Lender and the principal amount (and stated interest) of the Term Loans owing to the Lender from time to time, and shall use its best efforts to ensure the accuracy of the information recorded therein, acting in good faith.  The Borrower may treat the applicable person whose name is recorded in the Register as the Lender for all purposes of this Agreement.  The Register shall be available for inspection by the Lender upon reasonable notice to the Borrower.
21.Governing Law.  This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York for contracts made and wholly performed within that State.
22.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.
23.Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).
24.Jurisdiction; Consent to Service of Process.
(a)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the court of the United States for the Southern District of New York sitting in Manhattan County, and any appellate court thereof, in any action or proceeding arising out of or relating this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 24.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 17.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Loan Party hereby executes this Agreement as of the day and year first written above.

Liberty Broadband Corporation, as Borrower

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

Communication Capital, LLC, as a Guarantor

By: Liberty Broadband Corporation, as sole member and manager of Communications Capital, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

LMC Cheetah 1, LLC, as a Guarantor

By: Liberty Broadband Corporation, as sole member and manager of LMC Cheetah 1, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

LMC Cheetah 4, LLC, as a Guarantor

By: LMC Cheetah 1, LLC, as sole member and manager of LMC Cheetah 4, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC Cheetah 1, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

[Signature Page to Loan Agreement]

LBC Cheetah 1, LLC, as a Guarantor

By: LMC Cheetah 1, LLC, as sole member and manager of LBC Cheetah 1, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC Cheetah 1, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

LBC Cheetah 5, LLC, as a Guarantor

By: LMC Cheetah 1, LLC, as sole member and manager of LBC Cheetah 5, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC Cheetah 1, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

LBC Jayhawk Investor, LLC, as a Guarantor

By: Liberty Broadband Corporation, as sole member and manager of LBC Jayhawk Investor, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

LV Bridge, LLC, as a Guarantor

By: Liberty Broadband Corporation, as sole member and manager of LV Bridge, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

[Signature Page to Loan Agreement]

Grizzly Merger Sub 1, LLC, as a Guarantor

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

Ventures Holdco II, LLC, as a Guarantor

By: Liberty Broadband Corporation, as sole member of Ventures Holdco II, LLC

By:	/s/ Ben Oren
Name: Ben Oren
Title: Executive Vice President and Treasurer

[Signature Page to Loan Agreement]

Accepted and Agreed:

Charter Communications, Inc., as Lender

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: SVP, Corporate Finance & Development

[Signature Page to Loan Agreement]

Schedule I

Advances

Advance Date	Amount of Advance
May 12, 2026	$359,119,602.26

Payments

Date of Series	Amount of Payment	Interest Paid	Principal Repaid	Unpaid Principal Balance of Series

Schedule II

Names of Loan Parties, Etc.

Legal Name of Loan Party	Type of Organization	Jurisdiction of Organization
Liberty Broadband Corporation	Corporation	Delaware
Communication Capital, LLC	Limited Liability Company	Delaware
LMC Cheetah 1, LLC	Limited Liability Company	Delaware
LMC Cheetah 4, LLC	Limited Liability Company	Delaware
LBC Cheetah 1, LLC	Limited Liability Company	Delaware
LBC Cheetah 5, LLC	Limited Liability Company	Delaware
LBC Jayhawk Investor, LLC	Limited Liability Company	Delaware
LV Bridge, LLC	Limited Liability Company	Delaware
Grizzly Merger Sub 1, LLC	Limited Liability Company	Delaware
Ventures Holdco II, LLC	Limited Liability Company	Delaware

Schedule III

Equity Interests of Loan Parties

Record Owner	Issuer	Certificate No.	Type of Interest Owned	Percent Owned	Percent Pledged	Excluded Security
Liberty Broadband Corporation	Communication Capital, LLC	N/A	Membership Interests	100%	100%	No
Liberty Broadband Corporation	LMC Cheetah 1, LLC	N/A	Membership Interests	100%	100%	No
Liberty Broadband Corporation	LBC Jayhawk Investor, LLC	N/A	Membership Interests	100%	100%	No
Liberty Broadband Corporation	LV Bridge, LLC	N/A	Membership Interests	100%	100%	No
Liberty Broadband Corporation	Grizzly Merger Sub 1, LLC	N/A	Membership Interests	100%	100%	No
LMC Cheetah 1, LLC	LMC Cheetah 4, LLC	N/A	Membership Interests	100%	100%	No
LMC Cheetah 1, LLC	LBC Cheetah 1, LLC	N/A	Membership Interests	100%	100%	No
LMC Cheetah 1, LLC	LBC Cheetah 5, LLC	N/A	Membership Interests	100%	100%	No
Grizzly Merger Sub 1, LLC	Ventures Holdco II, LLC	N/A	Membership Interests	100%	100%	No